MARKETING SERVICES AGREEMENT

This Marketing Services Agreement ("Agreement") is made and entered into as of the 17th day of December, 2024 ("Effective Date"), by and between:

AUM Solutions and Invest LLC, with an address at 3833 Powerline Rd Ste 201
Fort Lauderdale, Fl 33309, US (hereinafter referred to as "Service Provider");

AND

StageWise Strategies Corp., with an address at Friedrichstr. 114A, 10117, Berlin, Germany (hereinafter referred to as "Client").

RECITALS

WHEREAS, the Client wishes to engage the Service Provider to perform marketing services;
AND WHEREAS, the Service Provider agrees to provide such services on the terms set forth in this Agreement.

1. DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings set forth below:

o	"Services" means the marketing services described in Section 2 of this Agreement, including, but not limited to, strategy development, campaign management, content creation;
o	"Compensation" refers to the total payment amount of $34,992 for the services rendered;
o	"Payment Terms" refers to the two options available to the Client for paying the Compensation as outlined in Section 5 of this Agreement.

2.SERVICES PROVIDED

The Service Provider shall perform the following marketing Services:

o	Develop a comprehensive marketing strategy to empower the Client’s business promotion, including market research, audience identification, and key messaging;
o	Plan, execute, and manage tailored marketing campaigns across multiple channels;
o	Provide content creation services, delivering valuable and impactful materials that promote the Client's brand and engage target audiences.

3. TERM OF AGREEMENT

This Agreement shall commence on December 17, 2024, and continue for a period of twelve (12) months, ending on December 16, 2025.

4. COMPENSATION

The total Compensation for the Services provided under this Agreement is $34,992.

5. PAYMENT TERMS

The Client shall make the payment as follows:

Option 1: Full payment of $34,992 upon signing of this Agreement on the Effective Date, or

Option 2: Monthly payments of $2,916 for twelve (12) months, with the first payment due upon signing on the Effective Date (December 17, 2024), and subsequent payments due on the 17th day of each following month.

Payments shall be made by Client to Service Provider via bank transfer to the Service Provider's designated account.

6. OBLIGATIONS OF THE SERVICE PROVIDER

The Service Provider shall:

o	Provide the agreed-upon Services in a professional and timely manner;
o	Communicate regularly with the Client to ensure alignment with the marketing goals;
o	Ensure that all Services are performed in accordance with the terms of the Agreement and the agreed-upon deliverables.

7. OBLIGATIONS OF THE CLIENT

The Client shall:

o	Provide the necessary materials, information, and access to resources needed for the successful completion of the Services;
o	Make timely payments in accordance with the Payment Terms specified above.

8. TERMINATION

Either party may terminate this Agreement with thirty (30) days written notice, provided that any outstanding payments owed to the Service Provider shall be due immediately.

9. CONFIDENTIALITY

Both parties agree to keep all confidential information shared during the course of this Agreement private and not disclose it to third parties without prior written consent, except as required by law.

10. DISPUTE RESOLUTION

The Parties agree to make reasonable efforts to resolve any disagreements through good-faith negotiations. If a resolution cannot be reached through negotiation, either Party has the right to initiate mediation or binding arbitration in the State of Nevada. Should court intervention be required, the Agreement shall be governed by the laws of Nevada, irrespective of its conflict of law provisions, and any related legal action will be taken in a Nevada court with proper jurisdiction.

11. GOVERNING LAW

This Agreement will be governed, construed, and enforced in accordance with the laws of the State of Nevada, without consideration of its conflict of laws provisions.

12. MISCELLANEOUS

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings, whether written or oral. Any amendments to this Agreement must be made in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Marketing Services Agreement as of the date first written above.

Service Provider: AUM Solutions and Invest LLC, Parties to the Agreement: Anastasiadis Orestis Signature: /s/ AUM Solutions and Invest LLC Date: December 17, 2024	Client: StageWise Strategies Corp., Parties to the Agreement: Victor Balan Signature: /s/ StageWise Strategies Corp. Date: December 17, 2024